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                                                                    EXHIBIT 4.02

                   FIFTH RESTATED INVESTORS' RIGHTS AGREEMENT


        This Fifth Restated Investors' Rights Agreement (this "Agreement") is made and entered into as of March 31, 2000 by and among Transmeta Corporation, a California corporation (the "Company"); the persons and entities named on Exhibit A attached hereto (the "Investors"); solely with respect to Section 4 below, the Common Shareholders named on Exhibit B attached hereto (the "Common Holders"); and solely with respect to Section 5 below, the Principal Common Shareholders named on Exhibit C attached hereto.

                                 R E C I T A L S

        A. Certain of the Investors (the "Series B Investors") previously purchased from the Company shares of the Company's Series B Preferred Stock (the "Series B Stock") and warrants (the "Warrants") to purchase shares of the Company's Series C Preferred Stock (the "Series C Stock") pursuant to that certain Series B Preferred Stock and Series C Preferred Stock Warrant Purchase Agreement, dated as of December 19, 1995, by and among the Company and the Series B Investors (the "Series B Agreement"). In connection with the purchase of Series B Stock and the Warrants, the Series B Investors were granted certain information rights, registration rights, rights of first refusal and rights of co-sale under that certain Restated Investors' Rights Agreement, dated as of December 19, 1995, by and among the Company, the Series B Investors and the other parties thereto (the "First Restated Rights Agreement"). The Series B Investors subsequently exercised in full the Warrants to purchase Series C Stock.

        B. Certain of the Investors (the "Series D Investors") previously purchased from the Company shares of the Company's Series D Preferred Stock (the "Series D Stock") pursuant to that certain Series D Preferred Stock Purchase Agreement, dated as of April 4, 1997, as amended, by and among the Company and the Series D Investors (the "Series D Agreement"). In connection with the purchase of Series D Stock, the Series B Investors and the Series D Investors were granted certain information rights, registration rights, rights of first refusal and rights of co-sale under that certain Second Restated Investors' Rights Agreement, dated as of April 4, 1997, as amended as of December 17, 1997, by and among the Company, the Series B Investors, the Series D Investors and the other parties thereto (the "Second Restated Rights Agreement"), which Second Restated Rights Agreement amended, restated, replaced and terminated in its entirety the First Restated Rights Agreement.

        C. Certain of the Investors (the "Series E Investors") previously purchased from the Company shares of the Company's Series E Preferred Stock (the "Series E Stock") pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of June 17, 1998, by and among the Company and the Series E Investors (the "Series E Agreement"). In connection with the purchase of Series E Stock, the Series B Investors, the Series D Investors and the Series E Investors were granted certain information rights, registration rights, rights of first refusal and rights of co-sale under that certain Third Restated Investors' Rights Agreement, dated as of June 17, 1998, by and among the Company, the Prior Investors and the other parties thereto (the "Third Restated Rights Agreement"), which Third Restated Rights Agreement amended, restated, replaced and terminated in its entirety the Second Restated Rights Agreement.

        D. Certain of the Investors (the "Series F Investors") previously purchased from the Company shares of the Company's Series F Preferred Stock (the "Series F Stock") pursuant to that


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certain Series F Preferred Stock Purchase Agreement, dated as of July 2, 1999, by and among the Company and the Series F Investors (the "Series F Agreement"). In connection with the purchase of Series F Stock, the Series B Investors, the Series D Investors, the Series E Investors and the Series F Investors (collectively, the "Prior Investors") were granted certain information rights, registration rights, rights of first refusal and rights of co-sale under that certain Fourth Restated Investors' Rights Agreement, dated as of July 2, 1999, as amended as of October 18, 1999, by and among the Company, the Prior Investors and the other parties thereto (as amended, the "Fourth Restated Rights Agreement"), which Fourth Restated Rights Agreement amended, restated, replaced and terminated in its entirety the Third Restated Rights Agreement.

        E. International Business Machines ("IBM" which, for purposes of this Agreement, is included herein as a "Prior Investor") was issued by the Company a certain Restated and Amended Convertible Promissory Note dated October 29, 1999 (the "IBM Note"), which is currently convertible into 600,000 shares (on a post May 12, 1998 split basis) of the Company's Common Stock. In connection with the issuance of the IBM Note, IBM was granted certain piggyback registration rights under the Fourth Restated Rights Agreement.

        F. Certain of the Investors (the "New Investors") have agreed to purchase from the Company shares of the Company's Series G Preferred Stock (the "Series G Stock") pursuant to that certain Series G Preferred Stock Purchase Agreement, dated of even date herewith, by and among the Company and the New Investors (the "Series G Agreement"). The Series G Agreement provides that, as a condition to the New Investors' purchase of the Series G Stock, the Company will enter into this Agreement and the New Investors will be granted the rights set forth herein.

        G. The Company and the Prior Investors desire for the New Investors to purchase the Series G Stock and, to induce such purchase, are willing to amend, restate, replace and terminate the Fourth Rights Agreement as set forth below.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

        1. INFORMATION RIGHTS.

                1.1 Financial Information. Commencing on the date of this Agreement, for so long as an Investor (together with related Investors) holds at least 100,000 shares of (a) Series B Stock issued to such Investor under the Series B Agreement, or (b) Series C Stock issued to such Investor under the Series B Agreement, or (c) Series D Stock issued to such Investor under the Series D Agreement, or (d) Series E Stock issued to such Investor under the Series E Agreement, or (e) Series F Stock issued to such Investor under the Series F Agreement, or (f) Series G Stock issued to such Investor under the Series G Agreement, or (g) the equivalent number (on an as-converted basis) of shares of Common Stock of the Company ("Common Stock") issued upon the conversion of such shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and/or Series G Stock ("Conversion Stock"), the Company will furnish to such Investor:

                        (i) Quarterly Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's fiscal year), unaudited financial statements of the Company, including an unaudited balance sheet, an unaudited statement of income and an unaudited statement of cash flows, for such fiscal quarter.


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                        (ii) Annual Reports. As soon as practicable, and in any
event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the Company's previous fiscal year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants.

                        (iii) Annual Financial Budget. As soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an annual financial budget for the fiscal year in which such budget is delivered, and, within thirty (30) days after being furnished to the Board of Directors of the Company, a copy of any revised versions of such annual financial budget.

                1.2 Confidentiality. Each Investor will hold all information received pursuant to this Section 1 in confidence, and will not, except to the extent such information may otherwise, through no breach by such Investor of its obligations hereunder, become public, and except as may be required of such Investor by law (any such disclosure to be noticed to the Company by such Investor reasonably in advance of the date of such disclosure), use any of such information, or disclose any of such information to (a) any third party, or (b) to personnel within such Investor who are directly engaged in product development and/or marketing activities competitive with the business of the Company (but not including the financial, accounting or operations planning staff personnel of such Investor).

                1.3 Termination of Certain Rights. The Company's obligations under Section 1.1 hereof will terminate upon the closing of the Company's initial public offering of its Common Stock (the "IPO") pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended (the "Securities Act"), in which the managing underwriter will be a reputable investment banking firm as determined in good faith by the Company's Board of Directors.

        2. REGISTRATION RIGHTS.

                2.1 Definitions. For purposes of this Section 2:

                        (a) Registration. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                        (b) Registrable Securities. The term "Registrable Securities" means: (i) all shares of Common Stock of the Company issued or issuable upon the conversion of any shares of (A) Series B Stock issued under the Series B Agreement, (B) Series C Stock issued under the Series B Agreement,
(C) Series D Stock issued under the Series D Agreement, (D) Series E Stock issued under the Series E Agreement, (E) Series F Stock issued under the Series F Agreement and (F) Series G Stock issued under the Series G Agreement (as such agreement may hereafter be amended from time to time), in each case, that are now owned or may hereafter be acquired by any Investor or any Investor's permitted successors and assigns; and (ii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this sentence; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which rights under this


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Section 2 are not assigned in accordance with this Agreement or any Registrable
Securities sold to the public or sold pursuant to Rule 144 promulgated under the Securities Act. Additionally, "Registrable Securities" also includes, for purposes only of Sections 2.3, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 7.2, 7.4,
7.6, 7.7, 7.8, 7.13, 7.14, 7.15 and 7.16 of this Agreement: (i) all shares of
Common Stock of the Company issued or issuable upon the conversion of the IBM Note, in each case, that are now owned or may hereafter be acquired by IBM; and
(ii) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, all such shares of Common Stock described in clause (i) of this sentence; excluding in all cases, however, any Registrable Securities sold by IBM to the public, pursuant to Rule 144 promulgated under the Securities Act or otherwise.

                        (c) Registrable Securities then outstanding. The number of shares of "Registrable Securities Then Outstanding" will mean the number of shares of Common Stock which are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants or convertible securities.

                        (d) Holder. For purposes of this Section 2, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement; provided, however, that for purposes of this Agreement, a record holder of shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock or Series G Stock or the IBM Note, in each case convertible into such Registrable Securities, will be deemed to be the Holder of such Registrable Securities; provided further, however, that IBM will be deemed a Holder hereunder with respect to the IBM Note or Registrable Securities into which the IBM Note is convertible for purposes only of Sections 2.3, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 7.2, 7.4, 7.6, 7.7, 7.8, 7.13, 7.14, 7.15 and 7.16 of this
Agreement.

                        (e) Form S-3. The term "Form S-3" means such form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                        (f) SEC. The term "SEC" or "Commission" means the U.S. Securities and Exchange Commission.

                2.2 Demand Registration.

                        (a) Request by Holders. If the Company receives at any time after the earlier of (i) July 1, 2001, or (ii) one hundred eighty (180) days after the effective date of the Company's initial public offering of its securities pursuant to a registration filed under the Securities Act, a written request from the Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 2.2, then the Company will, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and will use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities which Holders request to be registered and included in such registration by written notice given such Holders to the Company


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within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 2.2; provided that the Registrable Securities requested by all Holders to be registered pursuant to the first registration effected pursuant to this Section 2.2 must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $25,000,000.00; provided further that the Registrable Securities requested by all Holders to be registered pursuant to the second registration effected pursuant to this Section 2.2 must have an anticipated aggregate public offering price (before any underwriting discounts and commissions) of not less than $15,000,000.00.

                        (b) Underwriting. If the Holders initiating the registration request under this Section 2.2 ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they will so advise the Company as a part of their request made pursuant to this Section 2.2 and the Company will include such information in the written notice referred to in Section 2.2(a). In such event, the right of any Holder to include his Registrable Securities in such registration will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.2, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company will so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting will be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration will not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting will be withdrawn from the registration.

                        (c) Maximum Number of Demand Registrations. The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.2.

                        (d) Deferral. Notwithstanding the foregoing, if the Company will furnish to Holders requesting the filing of a registration statement pursuant to this Section 2.2, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, then the Company will have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                        (e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.2, including without limitation all registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions), will be borne by the Company. Each Holder participating in a registration pursuant to this Section 2.2 will bear such Holder's proportionate share (based on the


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total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering. Notwithstanding the foregoing, the Company will not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 2.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree to forfeit their right to one
(1) demand registration pursuant to this Section 2.2 (in which case such right will be forfeited by all Holders of Registrable Securities); provided, further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders will not be required to pay any of such expenses and will retain their rights pursuant to this
Section 2.2.

                2.3 Piggyback Registrations. The Company will notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating (1) to any registration under Section 2.2 or Section 2.4 of this Agreement or (2) to any employee or director benefit plan, stock purchase agreement or stock option agreement (whether or not exercised), or the resale of shares purchased thereunder, or (3) to a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder will, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice will inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder will nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                        (a) Underwriting. If a registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, then the Company will so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.3 will be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder, provided, however, that the right of the underwriters to exclude shares (including Registrable Securities) from


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the registration and underwriting as described above will be restricted so that
(i) the number of Registrable Securities included in any such registration is not reduced below twenty percent (20%) of the shares included in the registration, except for a (1) registration relating to the Company's initial public offering or (2) a registration pursuant to the first registration statement filed and declared effective after the Company's initial public offering to register the sale of the Company's shares for its own account or (3) an offering solely by shareholders of the Company exercising demand registration rights, in each such case from which all Registrable Securities may be excluded, and (ii) all shares that are not Registrable Securities and are held by persons who are employees or directors of the Company (or any subsidiary of the Company) will first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons will be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" will be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

                        (b) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2.3 (excluding underwriters' and brokers' discounts and commissions), including, without limitation, all federal and "blue sky" registration and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company will be borne by the Company.

                2.4 Form S-3 Registration. In case the Company will receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, then the Company will:

                        (a) Notice. Promptly give written notice of the proposed registration and the Holder's or Holders' request therefor, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                        (b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company will not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

                        (i) if Form S-3 is not available for such offering by
                the Holders;

                        (ii) if the Holders, together with the holders of any
                other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000.00;


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                        (iii) if the Company will furnish to the Holders a
                certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company will have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve month period for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4;

                        (iv) if the Company has, within the twelve (12) month
                period preceding the date of such request, already effected one
                (1) registration on Form S-3 for the Holders pursuant to this
                Section 2.4; or

                        (v) in any particular jurisdiction in which the Company
                would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                        (c) Expenses. Subject to the foregoing, the Company will file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered pursuant to this Section 2.4 as soon as practicable after receipt of the request or requests of the Holders for such registration. The Company will pay all expenses incurred in connection with the first two registrations requested pursuant to this Section 2.4, (excluding underwriters' or brokers' discounts and commissions), including without limitation all filing, registration and qualification, printers' and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, and the Holders will pay such expenses for any subsequent registration requested pursuant to this Section 2.4, payable pro rata by each such Holder based on the total number of shares sold by such Holder in such registration.

                        (d) Not Demand Registration. Form S-3 registrations will not be deemed to be demand registrations as described in Section 2.2 hereof.

                2.5 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company will, as expeditiously as reasonably possible:

                        (a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                        (b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                        (c) Prospectus. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.


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                        (d) Blue Sky. Use its best efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as will be reasonably requested by the Holders, provided that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting will also enter into and perform its obligations under such an agreement.

                        (f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                        (g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                2.6 Furnish Information. It will be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or
2.4 hereof that the selling Holders will furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as will be required to timely effect the registration of their Registrable Securities.

                2.7 Delay of Registration. No Holder will have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

                2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4 hereof:

                        (a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the l934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                        (i) any untrue statement or alleged untrue statement of
                a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                        (ii) the omission or alleged omission to state therein a
                material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                        (iii) any violation or alleged violation by the Company
                of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld), nor will the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                        (b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent will not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this

Section 2.8(b) in respect of any Violation will not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                        (c) Notice. Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

                        (d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus), such indemnity agreement will not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

                        (e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 2.8; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                        (f) Survival. The obligations of the Company and Holders under this Section 2.8 will survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

                2.9 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that each executive officer and director of the Company then holding Common Stock of the Company enter into substantially the same agreement. In order to enforce the foregoing covenant, the Company will have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                        (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                        (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

                        (c) So long as a Holder owns any Registrable Securities, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

                2.11 Termination of the Company's Obligations. The Company will have no obligations pursuant to Sections 2.2 through 2.4 with respect to: (a) any request or requests for registration made by any Holder on a date more than eight (8) years after the closing date of the IPO; or (b) any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 2.2, 2.3 or 2.4 hereof if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act and such Holder holds less than one percent (1%) of the outstanding stock of the Company.

        3. RIGHT OF FIRST OFFER.

                3.1 Right of First Offer. Each time after the date hereof that the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Offered Securities") other than Excluded Securities (as defined below), the Company will first make an offering of such Offered Securities to the Investors in accordance with the following provisions:

                        (a) Delivery of Right of First Offer Notice. The Company will deliver a notice ("Right of First Offer Notice") to each Investor stating
(i) the Company's bona fide intention to offer such Offered Securities, subject to the provisions of Section 3.1(b) below, (ii) the number of such Offered Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Offered Securities.

                        (b) Exercise of Right of First Offer. By written notification received by the Company, within thirty (30) calendar days after the Company gives the Right of First Offer Notice, each Investor may elect to purchase, at the price and on the terms specified in the Right of First Offer Notice, up to that portion of such Offered Securities which equals such Investor's Percentage Share (as defined below). For the purpose of this Section 3.1(b), an "Investor's Percentage Share" will be equal to that proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and Series G Stock then issued and held by the relevant Investor bears to (i) the total number of shares of Common Stock of the Company then outstanding, plus (ii) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible, plus (iii) up to a total of 2,000,000 shares of Common Stock of the Company issued and reserved for issuance under stock purchase and stock option plans of the Company from the date of its incorporation, plus (iv) the total number of shares of Common Stock of the Company then issuable under all then outstanding warrants or then issuable upon conversion of all shares of Preferred Stock issuable under such warrants. If all Offered Securities that the Investors are entitled to obtain pursuant to this Section 3.1 are not elected to be purchased by the Investors as provided in this Section 3.1, the Company may, during the one hundred twenty (120) day period following the expiration of the thirty (30) day period provided in the first sentence of this Section 3.1, offer the remaining unsubscribed portion of such Offered Securities to any person or persons at a price not less than, and upon terms no more materially favorable, to the offeree than those specified in the Right of First Offer Notice. If the Company does not enter into a written agreement for the sale of the Offered Securities within such one hundred twenty (120) day period, or if such written agreement is not consummated within thirty (30) days after the execution thereof by all parties thereto, the right of first offer provided hereunder will be deemed to be revived and such Offered Securities will not be offered to any third party unless first reoffered to the Investors in accordance herewith.

                        (c) Hart-Scott Rodino Filings. The Company agrees to cooperate with the reasonable requests of an Investor purchasing Offered Securities respecting filings which must be made by the Company under the Hart-Scott Rodino Antitrust Improvements Act in order for such Investor to purchase such Offered Securities; provided, however, that such obligation of the Company is conditioned upon such Investor paying to the Company the reasonable costs and expenses which the Company incurs respecting such filings.

                3.2 Excluded Securities. The right of first offer in this
Section 3 will not be applicable to the following (the "Excluded Securities"):
(a) shares of the Company's Common Stock (and/or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, advisors or consultants to the Company or any subsidiary pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements (collectively, the "Awards") that are approved by (i) one or more officers of the Company to whom authority to grant the Awards has been delegated in accordance with the Company's applicable equity incentive plan and which Award(s) in question are issued to a person who is not then a Director of the Company or officer of the Company who performs policy-making functions for the Company or (ii) the Board of Directors of the Company, which approval, in the case of any shares of the Company's Common Stock (and/or options, warrants or rights therefor) issued to a Principal Common Shareholder, must include the approval of at least one Board Designee (as defined below) then a member of the Board of Directors of the Company; (b) shares of Common Stock issued or issuable upon the exercise of options or warrants granted on or before the date hereof;
(c) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act, including the IPO; (d) securities issued pursuant to the conversion or exercise of convertible or exercisable securities which themselves were Excluded Securities when originally issued; (e) securities issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other entity; (f) shares of Common Stock or options, warrants or rights therefor issued to equipment lessors, real estate lessors, banks and other financial institutional lenders to the Company or any subsidiary in connection with commercial credit arrangements, equipment financings, real property leases or similar transactions, and to entities in connection with a contractual relationship of joint venture or strategic partnering (as such relationship is so determined by the Board in good faith on a case-by-case basis), in each case pursuant to stock purchase agreements, options, warrants or rights therefor that are approved by the Board; (g) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split or stock dividend; or (h) the Series B Stock, the Series C Stock, the Series D Stock, Series E Stock, Series F Stock, Series G Stock or the Conversion Stock.

                3.3 Termination. This right of first offer will terminate (a) immediately before the closing of the IPO, or (b) upon the acquisition of all or substantially all the assets of the Company or (c) upon an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction pursuant to this Section 3.

        4. RIGHT OF CO-SALE.

                4.1 Purchase Offer Notice. If one or more of the Common Holders listed in Exhibit B hereto receive one or more bona fide offers (collectively, the "Purchase Offer") that, if consummated, would result in the transfer by any single Common Holder of shares of the Company's Common Stock to any persons (individually a "Purchase Offeror" and collectively, if there is more than one offeror at the time, the "Purchase Offerors"), which persons have the apparent ability and intent to purchase from the Common Holder(s) such shares of the Common Stock then held by such

Common Holder(s), upon specific terms and conditions (including a specified purchase price payable in cash or other property), and if the Common Holder(s) desire to accept such Purchase Offer, then the Common Holder(s) will promptly notify the Company and the Investors in writing (a "Purchase Offer Notice") of the terms and conditions of such Purchase Offer, identifying the Purchase Offeror(s) therein.

                4.2 Investors' Right of Co-Sale. Each Investor will have the right, exercisable upon written notice to the Common Holder(s) within twenty
(20) calendar days after such Investor's receipt of the Purchase Offer Notice of the Purchase Offer, to participate in the Common Holder(s)' sale of such Common Stock pursuant to the specified terms and conditions of such Purchase Offer, except that such Investor may substitute that number of shares of then outstanding Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and Series G Stock convertible into the number of shares of Common Stock that such Investor would otherwise be entitled to sell pursuant to such Investor's exercise of its right of co-sale hereunder.

        4.3 Terms and Conditions of Co-Sale Right. The right of co-sale of each Investor hereunder will be subject to the following terms and conditions:

                        (a) Investors' Pro Rata Share. Each Investor may sell all or any part of that number of shares of Common Stock (or then outstanding Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and Series G Stock, on an as if converted to Common Stock basis) of the Company held by such Investor as is equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Purchase Offer included in the Purchase Offer Notice by (ii) a fraction, the numerator of which will be the number of shares of Common Stock of the Company at the time owned by such Investor and the denominator of which will be the combined number of shares of Common Stock of the Company at the time owned by the selling Common Holder and all Investors (such number referred to herein as the "Investor's Pro Rata Share"). For purposes of making such computation, the selling Common Holder(s) and each Investor will be deemed to own the number of shares of Common Stock that are outstanding and held by such parties plus the number of shares of Common Stock into which all then outstanding Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and/or Series G Stock held by such Common Holder(s) or Investor is at the time convertible.

                        (b) Procedure. Each Investor may effect its right of co-sale in the sale by delivering to the Common Holder(s), for transfer to the Purchase Offeror(s) one or more certificates, properly endorsed for transfer, that represent:

                        (i) the number of shares of Common Stock that such
                Investor elects to sell pursuant to this Section 4; or

                        (ii) that number of shares of then outstanding Series B
                Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and/or Series G Stock that is at such time convertible into the number of shares of Common Stock that such Investor elects to sell pursuant to this Section 4 or that is at such time convertible into that number of shares of Common Stock issuable on conversion of the then outstanding Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and/or Series G Stock that such Investor would otherwise be entitled to sell pursuant to its rights of co-sale hereunder; provided, however, that if the Purchase Offeror(s) object to the delivery of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and/or Series G Stock in lieu of Common Stock, such

                Investor may convert such stock and deliver Common Stock as provided in subsection (i) of this Section 4.3(b).

                        (c) Consummation. The stock certificates that an Investor delivers to the Common Holder(s) pursuant to this Section 4 in exercise of such Investor's right of co-sale hereunder will be transferred by the Common Holder(s) to the Purchase Offeror in consummation of the sale of the Common Holder Stock pursuant to the terms and conditions specified in the Purchase Offer Notice to the Investors, and the Common Holder(s) will promptly thereafter remit to such Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.

                        (d) No Limitation on Further Co-Sale. The exercise or non-exercise of the rights of co-sale of any Investor hereunder to participate in one or more sales of Common Stock made by the Common Holder(s) will not adversely affect such Investor's rights to participate, pursuant to its rights of co-sale hereunder, in subsequent sales of Common Stock by any Common Holder.

                        (e) Exclusions. The rights of co-sale hereunder of the Investors will not pertain or apply to (i) any pledge of the Common Stock made by the Common Holder(s) that creates only a security interest, or (ii) any transfer to the ancestors, descendants or spouse, or to trusts for the benefit of any of the aforementioned persons, of the Common Holder(s), or (iii) any bona fide gift; provided the pledgee, transferee or donee will furnish the Company and the Investors with a written agreement to be bound by and comply with all provisions of Section 4 of this Agreement applicable to the relevant transferring Common Holder, or (iv) the sale by such Common Holder of any Preferred Stock of the Company then held by such Common Holder (but will apply to Common Stock issued upon any conversion of such Preferred Stock and then held as Common Stock by such Common Holder), or (v) the sale by a Common Holder of such Common Holder's Common Stock to the public pursuant to a registration statement filed under the Securities Act, including the IPO, or (vi) the sale or transfer by a Common Holder of an aggregate of 100,000 shares of the Common Stock of the Company in one or more transactions.

                        (f) Prohibited Transfers. If any Common Holder sells any Common Stock in contravention of the co-sale rights of any Investor under this Agreement (a "Prohibited Transfer"), such Investor will have the right to sell to the Common Holder, and the Common Holder will purchase from such Investor, a number of shares of Common Stock of the Company (either directly or through delivery of then outstanding Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock and/or Series G Stock held by such Investor), not to exceed such Investor's Pro Rata Share, equal to the number of shares of Common Stock sold by the Common Holder in contravention of such rights, on the following terms and conditions:

                        (i) Price Per Share. The price per share at which such
                shares are to be sold by such Investor to the Common Holder will be equal to the price per share paid by the third-party purchaser or purchasers of the Common Stock to the Common Holder(s).

                        (ii) Delivery of Investor's Certificates to Common
                Holder. Such Investor will deliver to the Common Holder, within ninety (90) days after such Investor has received notice from the Common Holder of, or otherwise become aware of, the Prohibited Transfer, the certificate or certificates representing shares to be sold by such Investor to the Common Holder hereunder, each certificate to be properly endorsed for transfer.

                        (iii) Payment by Common Holder to Investor. The Common
                Holder will, upon receipt of the certificates for the shares to be sold to the Common Holder by such Investor hereunder, pay the aggregate purchase price therefor, by certified check or bank draft made payable to the order of such Investor, and will reimburse such Investor for all reasonable additional expenses, including reasonable legal fees and expenses, incurred by such Investor in effecting such purchase and resale.

                        (g) Hart-Scott Rodino Filings. The Company agrees to cooperate with the reasonable requests of an Investor exercising its right of co-sale hereunder respecting filings which must be made by the Company under the Hart-Scott Rodino Antitrust Improvements Act in order for such Investor to so exercise its right of co-sale; provided, however, that such obligation of the Company is conditioned upon such Investor paying to the Company the reasonable costs and expenses which the Company incurs respecting such filings.

                4.4 Termination of Right of Co-Sale. The right of co-sale of the Investors hereunder will terminate immediately prior to the closing of the IPO, if not terminated earlier by termination of this Agreement.

                4.5 Legended Certificates.

                        (a) Legend. Each certificate representing shares of Common Stock now owned by the Common Holder(s) or owned by them while the right of co-sale hereunder then is in effect, will be endorsed with a legend substantially in the following form:

        "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTORS' RIGHTS AGREEMENT BY AND BETWEEN THE HOLDER AND INVESTORS IN THE CAPITAL STOCK OF THE ISSUER. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE ISSUER."

                (b) Removal of Legend. The legend required under this Section
4.5 will be removed upon termination of this Agreement.

        5. VOTING AGREEMENT.

                5.1 Election of Board of Directors.

                        (a) Voting; Board Composition. During the term of this Agreement, each Investor and each Principal Common Shareholder agrees to vote all shares of capital stock of the Company now or hereafter directly or indirectly owned (of record or beneficially) by such Investor or Principal Common Shareholder in such manner as may be necessary to elect (and maintain in office) as members of the Company's Board of Directors:

                                (i) two (2) individuals designated from time to
time in a writing delivered to the Company and to the Principal Common Shareholders signed by

                Investors who, at the time in question, hold then outstanding shares of Series B Stock, Series C Stock and/or Common Stock issued upon conversion of Series B and/or Series C Stock representing at least a majority of the voting power of all outstanding shares of Series B Stock, Series C Stock and Common Stock issued upon conversion of Series B Stock and/or Series C Stock held by all Investors,

                        (ii) one (1) individual designated from time to time in
                a writing delivered to the Company and to the Principal Common Shareholders signed by Investors who, at the time in question, hold then outstanding shares of Series D Stock and/or Common Stock issued upon conversion of Series D Stock representing at least a majority of the voting power of all outstanding shares of Series D Stock and Common Stock issued upon conversion of Series D Stock held by all Investors, and

                        (iii) one (1) individual designated from time to time in
                a writing delivered to the Company and to the Principal Common Shareholders signed by (a) Quantum Industrial Partners, LDC so long as 2,500,000 shares of Series F Preferred and/or Common Stock issued upon conversion of Series F Stock are held at the time in question by Quantum Industrial Partners, LDC and related parties or (b) at and following such time that Quantum Industrial Partners, LDC and related parties no longer hold 2,500,000 shares of Series F Preferred and/or Common Stock issued upon conversion of Series F Stock, Investors who, at the time in question, hold then outstanding shares of Series F Stock and/or Common Stock issued upon conversion of Series F Stock representing at least a majority of the voting power of all outstanding shares of Series F Stock and Common Stock issued upon conversion of Series F Stock held by all Investors.

        For purposes of this Agreement: (i) any individual who is designated for election to the Company's Board of Directors pursuant to the foregoing subsection 5.1(a)(i) is hereinafter referred to as a "Series B/C Board Designee"; (ii) any individual who is designated for election to the Company's Board of Directors pursuant to subsection 5.1(a)(ii) is hereinafter referred to as a "Series D Board Designee"; (iii) any individual who is designated for election to the Company's Board of Directors pursuant to subsection 5.1(a)(iii) is hereinafter referred to as a "Series F Board Designee", and collectively, with the Series B/C Board Designee and Series D Board Designee, are hereinafter referred to as the "Board Designees"; and (iv) the individuals and/or entities who have the right hereunder to designate the Board Designees for election to the Company's Board of Directors pursuant to the foregoing sentence are hereinafter referred to as the "Designators".

                (b) Initial Board Members. The initial Series B/C Board Designees will be T. Peter Thomas and William Tai and the initial Series F Designee will be Paul McNulty.

                (c) Changes in Board Designees. From time to time during the term of this Agreement, the Designators may, in their sole discretion, designate a new Board Designee for election to a Board seat for which such Designators are entitled to designate the Board Designee under Section 5.1(a) hereof (whether to replace a prior Board Designee or to fill a vacancy in such Board seat); provided such designation of a Board Designee is approved in a writing signed by Designators who are entitled to designate such Board Designee under Section 5.1(a), in which case such election of a new Board Designee will be binding on all Investors and Principal Common Shareholders. In the event of such a designation of a Board Designee under this Section 5.1(c), the Investors and the Principal Common Shareholders will vote their shares of the Company's capital stock as provided in Section 5.1(a) to cause the election to the Company's Board Directors of any new Board Designee or Designees so designated for election to the Company's Board of Directors by the Designators.

                        (d) Notice; Cumulative Voting. The Company will promptly give each of the Investors and the Principal Common Shareholders written notice of any change in composition of the Company's Board of Directors and of any proposal by the Designators to elect a new Board Designee or Designees. In any election of Directors pursuant to this Section 5, the Investors and the Principal Common Shareholders will vote their shares in a manner sufficient to elect to the Company's Board of Directors the Board Designee or Designees to be elected thereto as provided in this Section 5, utilizing cumulative voting if and to the extent necessary to do so.

                5.2 Further Assurances. Each of the Investors and the Principal Common Shareholders agrees not to vote any shares of Company Stock, or to take any other actions, that would in any manner defeat, impair, be inconsistent with or adversely affect the stated intentions of the parties under Section 5 of this Agreement.

                5.3 Transferees; Legends on Certificates.

                        (a) Effect on Transferees. Each transferee or assignee of any shares of capital stock of the Company from any Investor or Principal Common Shareholder will be bound by and subject to the terms and conditions of this Section 5, and the Company will require, as a condition precedent to the transfer of any shares of capital stock of the Company subject to this Section 5, that the transferee agree in writing to be bound by, and subject to, all the terms and conditions of this Section 5.

                        (b) Legend. The Investors and the Principal Common Shareholders agree that all Company share certificates now or hereafter held by them that represent shares of capital stock of the Company subject to this
Section 5 will be imprinted with the following legend:

        "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS AND RESTRICTIONS WITH REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF AN INVESTORS' RIGHTS AGREEMENT, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE CORPORATION."

                5.4 Term. The provisions of Section 5 of this Agreement will terminate upon the first to occur of the following:

                        (a) The closing of the IPO; or

                        (b) Immediately prior to the closing of (i) any consolidation or merger of the Company with or into any other corporation or corporations in which the holders of the Company's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger or stock representing a majority of the voting power of a corporation that wholly owns, directly or indirectly, the surviving corporation of such consolidation or merger; (ii) the sale, transfer or assignment of securities of the Company representing a majority of the voting power of all the Company's outstanding voting securities by the holders thereof to an acquiring party in a single transaction or series of related transactions; or (iii) any other sale, transfer or assignment of securities of the Company representing over fifty percent (50%) of the voting power of the Company's then outstanding voting securities by the holders thereof to an acquiring party.

        6. ASSIGNMENT.

                6.1 Information Rights. Notwithstanding anything herein to the contrary, the rights of an Investor under Section 1.1 hereof may be assigned only to a party who acquires from an Investor (or an Investor's permitted assigns) at least that number of shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock and/or an equivalent number (on an as-converted basis) of shares of Conversion Stock described in Section 1.1 hereof, respectively.

                6.2 Registration Rights; Rights of First Offer; Rights of Co-Sale. Notwithstanding anything herein to the contrary, the rights of a Holder or an Investor under Sections 2, 3 and 4 hereof may be assigned only to a party who acquires at least 200,000 shares of (i) Series B Stock issued under the Series B Agreement, and/or (ii) Series C Stock issued under the Series B Agreement, and/or (iii) Series D Stock issued under the Series D Agreement, and/or (iv) Series E Stock issued under the Series E Agreement, and/or (v) Series F Stock issued under the Series F Agreement, and/or (vi) Series G Stock issued under the Series G Agreement, and/or (vii) an equivalent number (on an as-converted basis) of Registrable Securities issued upon conversion thereof; provided, however that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee will receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of Section 5. Notwithstanding the foregoing, such rights may be transferred by a Holder to a limited partner, general partner or other affiliate of such Holder at any time and for any number of shares of Registrable Securities.

        7. GENERAL PROVISIONS.

                7.1 Termination of This Agreement. This Agreement may be terminated voluntarily by written agreement of (1) the Company and (2) the holders of then outstanding shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock and shares of Conversion Stock issued upon the conversion of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock or Series G Stock representing at least sixty-six and two-thirds percent (66.67%) of the voting power of all such shares together. Such termination will be binding upon all holders, if any, of then outstanding shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock and Conversion Stock who do not sign such termination agreement.

                7.2 Notices. Unless otherwise provided, any notice required or permitted under this Agreement will be given in writing and will be deemed effectively given upon personal delivery to the party to be notified, or three
(3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or by deposit with a nationally recognized courier service such as FedEx, or by facsimile with confirmed receipt and addressed to the party to be notified at the address indicated for the Company on the signature page hereof as to the Company and the Principal Common Shareholders and on Exhibit A as to each Investor, or at such other address as any party may designate by giving at least ten (10) days advance written notice to all other parties, pursuant to this Section 7.2.

                7.3 Entire Agreement. This Agreement, together with all Exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof. This Agreement amends, restates, replaces and terminates in its entirety the Fourth Restated Rights Agreement.

                7.4 Amendment and Waiver. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (1) the Company and (2) persons (and/or any of their permitted successors or assigns) holding then outstanding shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock and shares of Conversion Stock issued upon the conversion of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock or Series G Stock representing at least sixty-six and two-thirds percent (66.67%) of the voting power of all such shares together; provided, however, that any amendment of Sections 2.3, 2.5, 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 7.2, 7.4, 7.6, 7.7, 7.8,
7.13, 7.14, 7.15 and/or 7.16 of this Agreement or the waiver of the observance thereof (either generally or in a particular instance and either retroactively or prospectively) may be effected only with the written consent of (1) the Company and (2) persons (and/or any of their permitted successors or assigns) holding then outstanding shares of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock, Series G Stock and shares of Conversion Stock issued upon the conversion of Series B Stock, Series C Stock, Series D Stock, Series E Stock, Series F Stock or Series G Stock (the "Investors Shares") and/or the IBM Note and/or shares of Registrable Securities issued upon conversion of the IBM Note, representing at least sixty-six and two-thirds percent (66.67%) of the voting power of the total of all the Investors Shares plus the Registrable Shares issuable upon conversion of the IBM Note; provided further, that no such amendment or waiver will increase the obligation of any Investor, any Principal Common Shareholder or any Holder hereunder without the specific written consent of such Investor, such Principal Common Shareholder or such Holder, as applicable. Any amendment or waiver effected in accordance with this Section 7.4 will be binding upon each Investor, each Principal Common Shareholder, each Holder, each permitted successor or assignee of such Investor, Principal Common Shareholder or Holder, and the Company. Notwithstanding the foregoing, no amendment or supplement to this Agreement may be made without the consent of each party affected by such amendment or supplement if such amendment or supplement would (i) impose any new obligation on such party under this Agreement, (ii) increase any existing obligations of such party under this Agreement or (iii) diminish or waive the rights of such party under this Agreement without similarly diminishing or waiving the rights of all similarly situated parties.

                7.5 New Investors. Notwithstanding anything herein to the contrary, if pursuant to Section 2.2 of the Series G Agreement, additional parties may purchase shares of Series G Stock as "New Investors" thereunder, then each such New Investor shall become a party to this Agreement as an "Investor" hereunder, without the need for any consent, approval or signature of any Investor when such New Investor has both: (i) purchased shares of Series G Stock under the Series G

Agreement and paid the Company all consideration payable for such shares, and
(2) executed one or more counterpart signature pages to this Agreement as an "Investor" with the Company's consent.

                7.6 Governing Law. This Agreement will be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

                7.7 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                7.8 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                7.9 Successors And Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                7.10 Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                7.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                7.12 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party will recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                7.13 No Finder's Fees. Each party represents that it neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee (and any asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company will indemnify and hold the Investors harmless from any liability for any commission or compensation in the nature of a finder's or broker's fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                7.14 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend. On May 12, 1998, the

Company effected a two for one split of the outstanding shares of its Common Stock. Without limiting the generality of the foregoing, in order to reflect that stock split, each reference in this Agreement to a specific number of shares of Common Stock of the Company shall be multiplied by two effective as of the date of this Agreement, but each reference in this Agreement to a specific number of shares of Preferred Stock of the Company shall not be so multiplied by two and shall remain a reference to that number of shares effective as of the date of this Agreement.

                7.15 Aggregation of Stock. All shares held or acquired by entities or persons, which are affiliated or related or as to which a single third party has common investment discretion, will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                7.16 Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors, and the Principal Common Shareholders as to Section 5 hereof, will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.



            [THE REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

TRANSMETA CORPORATION:                      INVESTOR:


By: /s/ DAVID R. DITZEL
   --------------------------------         ------------------------------------
Name: David R. Ditzel                       Print Investor's Name
     ------------------------------
Title: CEO
      -----------------------------
Date signed:                                By:
            -----------------------            ---------------------------------
Address:                                    Name:
   3940 Freedom Circle                           -------------------------------
   Santa Clara, CA 95054                    Title:
Attention: President                              ------------------------------
Facsimile:  408-327-9840                    Date signed:
                                                        ------------------------



                    [SIGNATURE PAGE TO TRANSMETA CORPORATION
                   FIFTH RESTATED INVESTORS' RIGHTS AGREEMENT]

COMMON HOLDERS:

/s/ DAVID R. DITZEL                         /s/ JOAN C. HOOD
-----------------------------------         ------------------------------------
David R. Ditzel                             Joan C. Hood


/s/ COLIN B. HUNTER                         /s/ GWENDOLYN H. DITZEL
-----------------------------------         ------------------------------------
Colin B. Hunter                             Gwendolyn H. Ditzel


/s/ DOUGLAS A. & JOAN G. LAIRD              /s/ JOANNE J. HUNTER
-----------------------------------         ------------------------------------
FBO Douglas A. & Joan G. Laird              Joanne J. Hunter
Trust U/A dtd 8-30-89


/s/ STEVEN P. GOLDSTEIN &                   /s/ JACK H. GAFFANEY &
    SUSAN G. GOLDSTEIN                          MARGARET GAFFANEY
-----------------------------------         ------------------------------------
Steven P. Goldstein and                     Jack H. Gaffaney and Margaret
Susan G. Goldstein                          Gaffaney as Trustees of the Gaffaney
                                            Revocable Trust dated May 1, 1986


/s/ EDMUND J. KELLY &                        /s/ GEORGE LAIRD
    MARIA M. E. KELLY                       ------------------------------------
-----------------------------------         George Laird
Edmund J. Kelly and
Maria M. E. Kelly


/s/ GRZEGORZ B. ZYNER &                      /s/ RUTH LAIRD
    LEANNE F. ZYNER                         ------------------------------------
-----------------------------------         Ruth Laird
Grzegorz B. Zyner
and Leanne F. Zyner


/s/ MALCOM J. WING &                        /s/ MITCHELL GOLDSTEIN
    TATIANA ZOUBKOVA                        ------------------------------------
-----------------------------------         Mitchell Goldstein
Malcom J. Wing and
Tatiana Zoubkova


/s/ ROBERT F. CMELIK                        /s/ GLORIA GOLDSTEIN
-----------------------------------         ------------------------------------
Robert F. Cmelik                            Gloria Goldstein


                                            /s/ FARRELL GOLDSTEIN
                                            ------------------------------------
                                            Farrell Goldstein



                    [SIGNATURE PAGE TO TRANSMETA CORPORATION
               FIFTH RESTATED INVESTORS' RIGHTS AGREEMENT - CONT.]

                                            /s/ JILL DORFMAN
                                            ------------------------------------
                                            Jill Dorfman


                                            /s/ JILL DORFMAN
                                            ------------------------------------
                                            Jill Dorfman as custodian for Joshua
                                            Goldstein under the Texas Uniform
                                            Transfers to Minors Act


                                            /s/ JILL DORFMAN
                                            ------------------------------------
                                            Jill Dorfman as custodian for Aleah
                                            Goldstein under the Texas Uniform
                                            Transfers to Minors Act


                                            /s/ MARLA KAY
                                            ------------------------------------
                                            Marla Kay


                                            /s/ ALEKSANDRA ZUBKOVA
                                            ------------------------------------
                                            Aleksandra Zubkova


                                            /s/ SUSAN CARTER
                                            ------------------------------------
                                            Susan Carter













                    [SIGNATURE PAGE TO TRANSMETA CORPORATION
               FIFTH RESTATED INVESTORS' RIGHTS AGREEMENT - CONT.]

PRINCIPAL COMMON SHAREHOLDERS:


/s/ DAVID R. DITZEL                   /s/ JOAN C. HOOD
----------------------------------    ------------------------------------------
David R. Ditzel                       Joan C. Hood


/s/ COLIN B. HUNTER                   /s/ GWENDOLYN H. DITZEL
----------------------------------    ------------------------------------------
Colin B. Hunter                       Gwendolyn H. Ditzel


/s/ DOUGLAS A. & JOAN G. LAID         /s/ JOANNE J. HUNTER
----------------------------------    ------------------------------------------
FBO Douglas A. & Joan G. Laid         Joanne J. Hunter
Trust U/A dtd 8-30-89


                                      /s/ JACK H. GAFFANEY and MARGARET GAFFANEY
                                      ------------------------------------------
                                      Jack H. Gaffaney and Margaret
                                      Gaffaney as Trustees of the Gaffaney
                                      Revocable Trust dated May 1, 1986


                                      /s/ GEORGE LAIRD
                                      ------------------------------------------
                                      George Laird


                                      /s/ RUTH LAIRD
                                      ------------------------------------------
                                            Ruth Laird















                    [SIGNATURE PAGE TO TRANSMETA CORPORATION
               FIFTH RESTATED INVESTORS' RIGHTS AGREEMENT - CONT.]

                                    EXHIBIT A


                                    INVESTORS

Allen D. Wheat
America Online
Andrew R. Taussig
Attractor Institutional LP
Attractor LP
Attractor Offshore Ltd.
Attractor QP LP
Attractor Ventures LLC
Bayview Investors, Ltd.
Brilliant World Limited
Compal Electronics, Inc.
Consolidated Overseas Incorporation
CPQ Holdings, Inc.
Credit Suisse First Boston Equity Partners (Bermuda), L.P.
Credit Suisse First Boston Equity Partners, L.P.
Credit Suisse First Boston Finders and Screeners, L.P.
Credit Suisse First Boston U.S. Executive Advisors, L.P.
Cristina H. Kepner
Cuttyhunk Fund Ltd.
David T. Leyrer
DB Ventures TMT LLC
Dennis Crow, Trustee, U/T/A Dated 3/2/00
Drew D. Peck
Duquesne Fund, L.P.
EMA Private Equity Fund 1999, L.P.
Enrichment I Venture Capital Corp.
Eric Greenberg
eSamsung Corporation
F&W Investments 2000
Five Points Fund L.P.
Five Points Offshore Fund, Ltd.
Gabriella Sarlo
Gateway Companies, Inc.
George Brown Bolton
Imran Maskatia
Invemed Catalyst Fund, L.P.
Invemed Fund, L.P.
Jasmine Beauchamp
Jay Chang
Jeffrey W. Lin
John E. Schmidt
Marina Capital II
Orcland Inc.
Phoenix Technologies Ltd.
Quanta Computer, Inc.
Quantum Partners LDC
Raj Seth
Richard S. Chu
Robert P. Horning
Robert S. Colman, Trustee, U/D/T 3/13/85
Samsung Electronics Co., Ltd.
SFM Domestic Investments LLC
Steeler Fund, Ltd.
Stephen R. Weber
Steven Lucco
Sunsino International Development Associate Inc.
Supreme Image Limited
The Raptor Global Portfolio Ltd.
Tonga Partners, L.P.
Tudor BVI Futures, Ltd.
Tudor Private Equity Fund, L.P.
Van Wagoner Funds
Vulcan Ventures Inc.
Weiss, Peck & Greer Venture Associates IV Cayman, L.P.
Weiss, Peck & Greer Venture Associates IV, L.L.C.
Wen-hua Wang
WIIG Japan Partners II, L.P.
William P. Weathersby
WPG Enterprise Fund III, L.L.C.
WPG Information Sciences Entrepreneur Fund, L.P.
WT Technology

                                    EXHIBIT B


                                 COMMON HOLDERS



David R. Ditzel

Colin B. Hunter

FBO Douglas A. & Joan G. Laird Trust
U/A dtd 8-30-89

Steven P. Goldstein and Susan G. Goldstein

Edmund J. Kelly and Maria M. E. Kelly

Grzegorz B. Zyner and Leanne F. Zyner

Malcom J. Wing and Tatiana Zoubkova

Robert F. Cmelik

Joan C. Hood

Gwendolyn H. Ditzel

Joanne J. Hunter

Jack H. Gaffaney and Margaret Gaffaney as Trustees of the Gaffaney Revocable Trust dated May 1, 1986

George Laird

Ruth Laird

Mitchell Goldstein

Gloria Goldstein

Farrell Goldstein

Jill Dorfman

Jill Dorfman as custodian for Joshua Goldstein

Jill Dorfman as custodian for Aleah Goldstein

Marla Kay

Aleksandra Zubkova

Susan Carter

                                    EXHIBIT C


                            PRINCIPAL COMMON HOLDERS


David R. Ditzel

Colin B. Hunter

FBO Douglas A. & Joan G. Laird Trust
U/A dtd 8-30-89

Joan C. Hood

Gwendolyn H. Ditzel

Joanne J. Hunter

Jack H. Gaffaney and Margaret Gaffaney as Trustees of the Gaffaney Revocable Trust dated May 1, 1986

George Laird

Ruth Laird